Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

SANOFI

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, par value €2.00 per share (1)	Other (3)	400,000 (2)	$82.76 (3)	$33,104,000	$110.20 per $1,000,000	$3,648.06

Total Offering Amounts					$33,104,000		$3,648.06

Total Fee Offsets							$2,709.92

Net Fee Due							$938.14

(1)

American Depositary Receipts evidencing American Depositary Shares issuable upon request after expiration of the five-year lock-up period on deposit of the Ordinary Shares, nominal value €2.00 per share (“Ordinary Shares”), have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-192032).

(2)

This Registration Statement covers up to 400,000 Ordinary Shares that may be sold to eligible employees under the Action 2023 Shareholding Plan (the “Plan”). The amount being registered also includes an indeterminate number of shares of Ordinary Shares, which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in each case in accordance with Rule 416, under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon a 20% discount from the average of the high and low prices of the Registrant’s Ordinary Shares on Euronext Paris on March 24, 2023 and converted at the noon buying rate of €1=$1.0762 on March 24, 2023. The 20% discount represents the discount on the “Reference Price” offered to Participants pursuant to the Plan.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number (1)	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims(1)	SANOFI	S-8	333-218099	5/19/2017		$2709.92	Equity	Ordinary Shares, par value €2.00 per share	296,231	$23,381,519.62

Fee Offset Sources(1)	SANOFI	S-8	333-218099		5/19/2017						$13,721.99

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registrant offsets the registration fee required in connection with this Registration Statement by $2,709.92, which represents a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to unsold Ordinary Shares registered pursuant to its (i) Registration Statement on Form S-8 (Registration No. 333-218099) filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2017 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on May 15, 2018; (ii) Registration Statement on Form S-8 (Registration No. 333-225522) filed with the Commission on June 8, 2018 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on May 13, 2020; (iii) Registration Statement on Form S-8 (Registration No. 333-238686) filed with the Commission on May 26, 2020 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on April 23, 2021; (iv) Registration Statement on Form S-8 (Registration No. 333-256208) filed with the Commission on May 17, 2021 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on May 17, 2022 and (v) Registration Statement on Form S-8 (Registration No. 333-265050) filed with the Commission on May 18, 2022 and subsequently deregistered by a Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the Commission on March 13, 2023. The Registrant has terminated or completed each offering that included the unsold Ordinary Shares offered under each of these Registration Statements on Form S-8 and has deregistered all such unsold Ordinary Shares by filing a Post-Effective Amendment to each such Registration Statement on Form S-8.